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                                                                    EXHIBIT 4.1


                                                                  Warrant No. _



                       WARRANT TO PURCHASE COMMON STOCK OF

                            LAM RESEARCH CORPORATION

                         (Void after December 31, 2005)


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.

        This certifies that Varian Semiconductor Equipment Associates, Inc., or its assigns or transferees (each, individually, referred to as the "Holder"), for value received, is entitled to purchase from Lam Research Corporation, a Delaware corporation (the "Company"), subject to the terms set forth below, 2,000,000 (the "Warrant Shares") fully paid and nonassessable shares (subject to adjustment as provided herein) of the Company's Common Stock, no par value (the "Common Stock"), in consideration of execution of the settlement agreement and license and past royalties thereunder by and between the Company and the Holder at a price equal to the lowest trading price of the shares on November 6, 2001, i.e., $21.30 per share (the "Exercise Price") (subject to adjustment as provided herein) at any time or from time to time up to and including 5:00 p.m. (California Time) on December 31, 2005, (the "Expiration Date") upon surrender to the Company at its principal office at 4650 Cushing Parkway, Fremont, California 94538 (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or immediately available funds of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price is subject to adjustment as provided in Section 3 of this Warrant. This Warrant is issued subject to the following terms and conditions:

1. EXERCISE, ISSUANCE OF CERTIFICATES, REDUCTION IN NUMBER OF WARRANT SHARES.

        1.1 GENERAL. This Warrant is exercisable at the option of the Holder of record hereof on or prior to the Expiration Date, at any time or from time to time following its issuance, for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder, as that number may be adjusted pursuant to Section 3 of this


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Warrant. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Subscription delivered, and payment made for such Warrant Shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within three (3) business days after this Warrant has been exercised in accordance with the terms and conditions hereof to such address as the Holder hereof instructs the Company to deliver such certificates. In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder hereof within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase. Each stock certificate so delivered shall be registered in the name of such Holder.

        1.2 NET ISSUE EXERCISE OF WARRANT. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of paying the Exercise Price in cash or immediately available funds, Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                            Y (A-B)
                        X = -------
                               A

        Where           X = the number of shares of Common Stock to be
                            issued to Holder;

                        Y = the number of shares of Common Stock purchasable
                            under the Warrant with respect to which the net issue exercise is made;

                        A = the fair market value of one share of the Company's
                            Common Stock (at the date of such calculation); and

                        B = Exercise Price (as adjusted to the date of such
                            calculation).

           For purposes of the above calculation, the fair market value of one share of Common Stock shall be the average of the closing price of the Common Stock as reported by the Nasdaq National Market System (or such other national stock exchange on which the Company's securities may be listed during such time) as published in The Wall Street Journal for the five trading days prior to the date of determination of fair market value.

2. SHARES TO BE FULLY PAID. The Company covenants and agrees that all Warrant Shares, will, upon issuance and, if applicable, payment of the applicable Exercise Price, be duly authorized, validly issued, fully paid and nonassessable, and free of all liens and


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encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price, the number of Warrant Shares, and any calculations under Section 1.2 above shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

        3.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares issuable hereunder proportionately increased, and conversely, in case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable hereunder proportionately decreased.

        3.2 RECLASSIFICATION. If any reclassification of the capital stock of the Company or any reorganization, consolidation, merger, or any sale (in one transaction or a series of related transactions) of all or substantially all, of the business and/or assets of the Company (the "Reclassification Events") shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such Reclassification Event lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities, or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any Reclassification Event, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares), shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.

        3.3 STOCK DIVIDENDS, ETC. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue any shares of Common Stock (including shares held in the Company's treasury) without consideration as a dividend or distribution upon outstanding shares of Common Stock, then, and thereafter successively upon each issuance, the Exercise Price in effect immediately prior to each such issuance shall forthwith be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to such issuance by a fraction:


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        (a)     the numerator of which shall be the total number of shares of
                Common Stock outstanding immediately prior to such issuance,

        and

        (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such issuance.

        For purposes of any computation to be made in accordance with the provisions of this Section 3.3, shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued and to be outstanding at the close of the business on the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

        3.4 NOTICE OF ADJUSTMENT. Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be prepared and signed by an officer of the Company and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4. NO VOTING OR DIVIDEND RIGHTS. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent to receive notice as a shareholder of the Company on any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

5. COMPLIANCE WITH SECURITIES ACT; TRANSFERABILITY OF WARRANT; DISPOSITION OF SHARES OF STOCK.

        5.1 COMPLIANCE WITH SECURITIES ACT. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for investment, that it will not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act") or any applicable state securities laws, and that it is an "accredited investor" as defined in Rule 501(a) promulgated under the Act. Although the Company is obligated to register the Warrant Shares under the Act, the Holder agrees that the Company is under no obligation to register the Warrants, and Holder acknowledges that the Company does not intend to cause such a registration. This Warrant, and all Warrant Shares issued prior to effectiveness of a registration statement under the Act, shall be stamped or imprinted with a legend in substantially the following form:

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES OR BLUE SKY


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LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR
HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

        5.2 ACCESS TO INFORMATION; PRE EXISTING RELATIONSHIP. Holder has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company. Holder has had access to such financial and other information as is necessary in order for Holder to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Holder has had access. Holder further represents and warrants that he has either (i) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable him to be aware of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists or
(ii) such business or financial expertise as to be able to protect his own interests in connection with the purchase of the Shares.

        5.3 WARRANT TRANSFERABILITY. Subject to compliance with Section 5.4 below and the applicable federal and state securities laws under which this Warrant was purchased, this Warrant and all rights hereunder are transferable, in whole but not in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed; provided, however, that the Holder shall notify the Company in writing 10 days in advance of any proposed transfer and the Holder must obtain the express written consent of the Company prior to any proposed transfer, which consent shall not be unreasonably withheld.

        5.4 DISPOSITION OF WARRANT SHARES AND COMMON STOCK. With respect to any offer, sale, or other disposition of the Warrant or any Warrant Shares (except in the event of a disposition of any Warrant Shares pursuant to an effective registration statement), the Holder hereof and each subsequent Holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such Warrant or Warrant Shares, as the case may be, and indicating whether or not under the Act certificates for such Warrant or Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Upon receiving such written notice and opinion, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of such Warrant or Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 5.4 that the opinion of the counsel for the Holder is


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not reasonably satisfactory to the Company, the Company shall so notify the
Holder promptly after such determination has been made. Notwithstanding the foregoing, such Warrant or Warrant Shares may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may request to provide reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing the Warrant or Warrant Shares thus transferred (except a transfer pursuant to an effective registration statement or Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

        6, MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

        7. NOTICES. Any notice, request, or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

        8. OTHER NOTICES. If at any time:

            (1) the Company shall declare any cash dividend upon its Common
Stock;

            (2) the Company shall make any special dividend or other distribution to the holders of its Common Stock;

            (3) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

            (4) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

            (5) there shall be a voluntary or involuntary dissolution, liquidation, or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, and (b) in the case of any such reorganization, reclassification,


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consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days' prior written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution, or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or conversion, as the case may be.

9. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

10. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

11. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Exercise Price on the date the Form of Subscription is received by the Company.

12. NO IMPAIRMENT. The Company will not, by charter amendment or by reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continued validity of this Warrant and the Company's obligations hereunder.

13. SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.


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        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of this nineteenth day of December, 2001.


                                         LAM RESEARCH CORPORATION
                                         a Delaware corporation


                                         By:    _______________________________

                                         Name:  _______________________________

                                         Title: _______________________________


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                              FORM OF SUBSCRIPTION



(To be signed only upon exercise of Warrant)

To: Lam Research Corporation

[Please mark one box]

[  ]    The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1) ___________ shares of Common Stock of Lam Research Corporation (the "Company") and herewith makes payment of $_________ therefor.

[  ]    The undersigned, the holder of the attached Common Stock Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, (1)_______________ shares of Common Stock of the Company and herewith elects to pay for such shares by reducing the number of shares issuable thereunder in accordance with Section 1.2 thereof. The undersigned hereby authorizes the Company to make the required calculation under
Section 1.2 of the Warrant.

        The undersigned requests certificates for such shares be issued in the name of, and delivered to:


       Name:_________________________
       Address:______________________
       ______________________________
       ______________________________


        On behalf of the Holder, the undersigned hereby certifies that the representations and warranties set forth in Section 5.1 of the Warrant are true and correct as of the date hereof.

DATED: ___________, _____




                                          _____________________________________
                                          (Signature must conform in all
                                          respects to name of Holder as
                                          specified on the face of the Warrant)


                                          _____________________________________
                                          Name:


                                          _____________________________________
                                          Title:


                                          _____________________________________

(1) Insert here the number of shares called for on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for any stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.